UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2024 (November 1, 2024)

CELANESE CORPORATION

 (Exact name of registrant as specified in its charter)

Delaware	001-32410	98-0420726
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 West Las Colinas Blvd. Suite 900N, Irving, TX 75039

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (972) 443-4000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	CE	The New York Stock Exchange
1.250% Senior Notes due 2025	CE /25	The New York Stock Exchange
4.777% Senior Notes due 2026	CE /26A	The New York Stock Exchange
2.125% Senior Notes due 2027	CE /27	The New York Stock Exchange
0.625% Senior Notes due 2028	CE /28	The New York Stock Exchange
5.337% Senior Notes due 2029	CE /29A	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

Term Loan Credit Agreement

On November 1, 2024, Celanese US Holdings LLC (“Celanese US”), a wholly-owned subsidiary of Celanese Corporation (the “Company”), entered into a senior unsecured term loan credit agreement (the "Term Loan Credit Agreement") by and among the Company, Celanese US, each lender from time to time party thereto, and Bank of America, N.A., as Administrative Agent. The Term Loan Credit Agreement is guaranteed by the Company and certain subsidiaries of Celanese US.

The Term Loan Credit Agreement provides lender commitments for delayed-draw term loans in a total amount up to $1.0 billion that are due 364 days from the date of borrowing (the “Term Loan Facility”). Borrowings can be made on the commitments through March 15, 2025. The proceeds from the Term Loan Facility are expected to be used to repay certain existing note maturities due in Q1 2025. The funding of the term loans provided for in the Term Loan Credit Agreement is subject to the satisfaction of customary conditions.

Amounts borrowed and outstanding under the Term Loan Credit Agreement will accrue interest at a rate equal to Secured Overnight Financing Rate with an interest period of one or three months ("Term SOFR") plus a margin of 1.300% to 2.250% per annum, or the base rate plus a margin of 0.300% to 1.250%, in each case, based on the Company's senior unsecured debt rating. Undrawn amounts under the Term Loan Credit Agreement are subject to a ticking fee of 0.09% to 0.35% until March 15, 2025.

The Term Loan Credit Agreement contains certain covenants, which, among other things, require the maintenance of a consolidated leverage ratio (which is subject to adjustment as set forth in the Term Loan Credit Agreement), restrict, per customary requirements and with customary exceptions, certain merger transactions or the sale of all or substantially all of the assets of the Company and its subsidiaries taken as a whole and limit the amount of liens and subsidiary indebtedness. Upon the occurrence of certain events of default, the Company’s obligations under the Term Loan Credit Agreement may be accelerated. Such events of default include payment defaults under the Term Loan Credit Agreement, covenant defaults and other customary defaults.

The foregoing description does not constitute a complete summary of the terms of the Term Loan Credit Agreement and is qualified in its entirety by reference to the Term Loan Credit Agreement filed as Exhibit 10.1 to this Current Report, which is incorporated herein by reference.

Amendment to Credit Agreements

On November 1, 2024, Celanese US entered into (a) a Fourth Amendment to Credit Agreement (the “Amendment to the March 2022 Term Loan Credit Agreement”), which amends the Term Loan Credit Agreement, dated as of March 18, 2022, by and among the Company, Celanese US, the subsidiaries of the Company party thereto as guarantors, the lenders party thereto and Bank of America, N.A., as Administrative Agent (as amended, restated, supplemented or otherwise modified prior to November 1, 2024, the “March 2022 Term Loan Credit Agreement”), and (b) a Third Amendment to Credit Agreement (the “Amendment to the Revolving Credit Agreement” and, together with the Amendment to the March 2022 Term Loan Credit Agreement, the “Amendments”), which amends the Revolving Credit Agreement, dated as of March 18, 2022, by and among the Company, Celanese US, Celanese Europe B.V., as a borrower, the subsidiaries of the Company party thereto as guarantors, the lenders party thereto and Bank of America, N.A., as Administrative Agent (as amended, restated, supplemented or otherwise modified prior to November 1, 2024, the “Revolving Credit Agreement” and, together with the March 2022 Term Loan Credit Agreement, the “Credit Agreements”).

The Amendments (i) increase the consolidated net leverage ratio financial covenant level applicable under the Credit Agreements from the fiscal quarter ending September 30, 2024 through the fiscal quarter ending March 31, 2027 (the “Covenant Relief Period”), to initially 5.75:1.00, and provide for modified step-down levels for such covenant thereafter, (ii) solely during the Covenant Relief Period, reduce the basket for receivables financings from $750 million to $650 million and (iii) solely during the Covenant Relief Period, reduce the size of the combined negative covenant general baskets under the Credit Agreements for subsidiary debt and secured debt from 5% of consolidated net tangible assets to 2.5% of consolidated net tangible assets. The Amendment to the March 2022 Term Loan Credit Agreement also provides for, solely during the Covenant Relief Period, a mandatory prepayment with the net proceeds of certain asset sales of the Company and its subsidiaries in excess of $100 million, subject to customary exclusions and reinvestment rights.

The foregoing description does not constitute a complete summary of the terms of the Amendments and is qualified in its entirety by reference to the copies of the Amendments filed as Exhibits 10.2 and 10.3 to this Current Report, which are incorporated herein by reference.

The financial institutions party to the Term Loan Credit Agreement and Amendments have performed and may continue to perform commercial banking and financial services for the Company for which they have received and will continue to receive customary fees.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d) The following exhibits are being filed herewith:

Exhibit Number	Description

10.1	Term Loan Credit Agreement, dated as of November 1, 2024, by and among Celanese Corporation, Celanese US Holdings LLC, each lender from time to time party thereto, and Bank of America, N.A., as Administrative Agent.

10.2	Third Amendment to Credit Agreement, dated as of November 1, 2024, by and among Celanese Corporation, Celanese US Holdings LLC, Celanese Europe B.V., the subsidiary guarantors party thereto, each lender party thereto, and Bank of America, N.A., as Administrative Agent, amending that certain Credit Agreement dated as of March 18, 2022.

10.3	Fourth Amendment to Credit Agreement, dated as of November 1, 2024, by and among Celanese Corporation, Celanese US Holdings LLC, the subsidiary guarantors party thereto, each lender party thereto, and Bank of America, N.A., as Administrative Agent, amending that certain Term Loan Credit Agreement dated as of March 18, 2022.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELANESE CORPORATION

By:	/s/ ASHLEY B. DUFFIE
Name:	Ashley B. Duffie
Title:	Senior Vice President, General Counsel and Corporate Secretary

Date:	November 4, 2024

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